UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES
OF SECURITIES PURSUANT TO
SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THE SOUTHERN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	58-0690070
(State of incorporation or organization)	(IRS Employer Identification No.)

30 Ivan Allen Jr. Boulevard, N.W., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered

Series 2021B 1.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due September 15, 2081	New York Stock Exchange

    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-223128
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

    This Registration Statement relates to the Series 2021B 1.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due September 15, 2081 (the “Series 2021B Junior Subordinated Notes”) of The Southern Company (the “Company”). A description of the Series 2021B Junior Subordinated Notes is contained in (i) the Registration Statement on Form S-3 of the Company, Registration No. 333-253286, filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), under the caption “Description of the Junior Subordinated Notes” and (ii) a final prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act under the caption “Description of the Series 2021B Junior Subordinated Notes”. Such descriptions are incorporated by reference herein.

Item 2.    Exhibits.

Exhibit Number

1	Registration Statement on Form S-3, filed by the Company (Registration No. 333-253286) (incorporated herein by reference).

4(a)
Subordinated Note Indenture dated as of October 1, 2015 (designated in the Company’s Current Report on Form 8-K dated October 1, 2015, File No. 1-3526, as Exhibit 4.3 and incorporated herein by reference).

4(b)
Eleventh Supplemental Indenture to Subordinated Note Indenture dated as of May 6, 2021 (designated in the Company’s Current Report on Form 8-K dated May 3, 2021, File No. 1-3526, as Exhibit 4.4 and incorporated herein by reference).

4(c)
Twelfth Supplemental Indenture to the Subordinated Note Indenture dated as of September 16, 2021 (designated in the Company’s Current Report on Form 8-K dated September 13, 2021, File No. 1-3526, as Exhibit 4.4 and incorporated herein by reference).

4(d)	Form of the Series 2021B Junior Subordinated Note (included in Exhibit 4(c) above).

Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:	September 16, 2021	THE SOUTHERN COMPANY

		By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary